POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS THAT I, DOUGLAS R. FRIESEN,

hereby make, constitute and appoint ERIC I COHEN, JEFFREY A. GERSHOWITZ and

SCOTT J. POSNER, as my true and lawful attorneys-in-fact, to execute and file all instruments, documents, certificates and other items required to be executed and filed with the Securities and Exchange Commission by me under and pursuant to Section 16(a)

of the Securities and Exchange Act of 1934, as amended, as a result of my position with

TEREX CORPORATION, including, without limitation, all Forms 3, 4 and 5 that may be required as a result of my transactions in equity securities of TEREX CORPORATION while a director or officer of TEREX CORPORATION.

 IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March,

2011.

      __/s/ Douglas R. Friesen_______

      Douglas R. Friesen

State of Nevada )

                  : ss. Las Vegas

County of Clark )

 On this 22nd day of March, 2011, personally came before me GEORGE CARTER, the undersigned, DOUGLAS R. FRIESEN, satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledge that such person executed the same for the purposes herein contained.

_/s/ George Carter_____

Notary Public

Date Commission Expires:  November 22, 2012